Exhibit 2.12

GUARANTEE ASSUMPTION AGREEMENT

GUARANTEE ASSUMPTION AGREEMENT dated as of May 14, 2014 by International Lease Finance Corporation, a California corporation (“ILFC”), AerCap Global Aviation Trust, a Delaware statutory trust (“Financing Trust”), and AerCap U.S. Global Aviation LLC, a Delaware limited liability company (“US Holdco”; each of ILFC, Financing Trust and US Holdco, an “Additional Subsidiary Guarantor”), in favor of American International Group, Inc., as Agent for the Lenders party to the Credit Agreement referred to below (in such capacity, the “Agent”).  AerCap Holdings N.V., an entity organized under the laws of the Netherlands, AerCap Ireland Capital Limited, a private limited company incorporated under the laws of Ireland, the Subsidiary Guarantors referred to therein, the Lenders referred to therein and the Agent are parties to that $1,000,000,000 Five-Year Revolving Credit Agreement, dated as of December 16, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meaning specified in the Credit Agreement.

Pursuant to Section 8.20 of the Credit Agreement, each Additional Subsidiary Guarantor hereby agrees to become a “Subsidiary Guarantor” for all purposes of the Credit Agreement.  Without limiting the foregoing, each Additional Subsidiary Guarantor hereby, jointly and severally with the other Subsidiary Guarantors, guarantees to each Lender and the Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all Guaranteed Obligations (as defined in Section 13.1 of the Credit Agreement) in the same manner and to the same extent as is provided in Section 13 of the Credit Agreement.  In addition, each Additional Subsidiary Guarantor hereby makes the representations and warranties set forth in Sections 7.1, 7.2 and 7.3 with respect to itself and its obligations under this Guarantee Assumption Agreement, as if each reference in such Sections to the Credit Agreement included reference to this Guarantee Assumption Agreement.

Each Additional Subsidiary Guarantor hereby instructs its respective counsel to deliver the opinions referred to in Section 8.20 of the Credit Agreement to the Lenders and the Agent.

[Signature Page Follows]

IN WITNESS WHEREOF, each Additional Subsidiary Guarantor has caused this Agreement to be duly executed and delivered as of the date first above written.

INTERNATIONAL LEASE FINANCE CORPORATION

By:
Name:
Title:

[Signature Page to Guarantee Assumption Agreement]

AERCAP GLOBAL AVIATION TRUST, a Delaware statutory trust

By	AerCap Ireland Capital Limited, its Regular Trustee

Name:
Title:

[Signature Page to Guarantee Assumption Agreement]

AERCAP U.S. GLOBAL AVIATION LLC

By:
Name:
Title:

[Signature Page to Guarantee Assumption Agreement]

Acknowledged and Agreed, as of the date
first above written:

American International Group, Inc.,
as Agent

By:
Name:
Title:

[Signature Page to Guarantee Assumption Agreement]